Exhibit 99.2
GSE Systems, Inc. Q3 Earnings Call Transcript

November 14, 2016 4:30 PM ET
Participants
Kalle Ahl - IR, The Equity Group
Kyle Loudermilk - President and CEO
Emmett Pepe - CFO
Chris Sorrells - COO
Analysts
Operator
Greetings and welcome to the GSE Systems, Inc. Third Quarter 2016 Financial Results Conference Call. At this time, all participants are in a listen-only mode. A question-and-answer session will follow the formal presentation. If anyone should require operator assistance during the conference, please press star-zero during the conference. As a reminder, this conference is being recorded. It is now my pleasure to introduce your host, Kalle Ahl of The Equity Group. Thank you Mr. Ahl, you may begin.
Kalle Ahl
Thank you, Bob, and good afternoon, everyone. Thank you for joining us today.
Before we begin, I would like to remind everyone that statements made during the course of this call may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934. These statements reflect current expectations concerning future events and results. Words such as expect, intend, believe, may, will, should, could, anticipate, and similar expressions are words that are used to identify forward-looking statements, but their absence does not mean a statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks and uncertainties, and other important factors that could cause actual performance or achievements to be materially different from those projected.
For a full discussion of these risks, uncertainties, and factors, you are encouraged to read GSE's documents on file with the Securities and Exchange Commission, including those set forth in periodic reports filed under the forward-looking statements and the risk factors section. GSE does not intend to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.
On this call, management may refer to EBITDA, adjusted EBITDA, adjusted net income and adjusted EPS, which are not measures of financial performance under generally accepted accounting principles or GAAP. Management believes that these non-GAAP figures in addition to operating profit, net income and other GAAP measures are useful to investors to evaluate the Company's results because they exclude certain items that are not directly related to the Company's core operating performance that may or could have a disproportionate positive or negative impact on results for any particular period.
So investors should realize and recognize that EBITDA, adjusted EBITDA, adjusted net income and adjusted EPS might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP. A reconciliation of EBITDA, adjusted EBITDA, adjusted net income and adjusted EPS to the most directly comparable GAAP measures in accordance with SEC Regulation G follows, can be found on the Company's earnings release and on its website.
I'd now like to turn the call over to Mr. Kyle Loudermilk, Chief Executive Officer of GSE Systems. Kyle, please go ahead.

Kyle Loudermilk
Thanks, Kalle, and good afternoon. I'd like to welcome everyone to GSE Systems' Third Quarter 2016 Earnings Conference Call. Also on today's call are Chris Sorrells our Chief Operating Officer and Emmett Pepe our Chief Financial Officer. Earlier today, we issued a press release covering our third quarter 2016 financial results. Hopefully, you've had a chance to review this news release, but if you have not a copy can be found on our website at www.gses.com under the news section. Today, we reported our fifth consecutive quarter of positive adjusted EBITDA which increased more than eightfold over a year-over-year basis demonstrating ongoing positive impact of efforts to optimize our business model while focusing on operational excellence.
We continue to generate strong operating cash flow and strengthen our balance sheet which included cash and equivalents totaling 17.4 million or $0.94 per share at quarter end. Having streamlined our operations and recruited top talent to our leadership team and Board of Directors, we continue to focus on improving our operational performance and on revitalizing GSE's revenue growth through organic and inorganic channels.
New orders this quarter increased by a 160% to approximately 14 million from 5 million in the prior year period driven by two mission critical projects that we won in the UK and Japan in September 2016. These two contracts added over 6 million to our backlog and demonstrate the value that GSE's technical engineering and software solutions deliver to customers across the globe. In the UK, we're deploying a high value, state-of-art nuclear plant simulation system to replace our customers legacy simulation models in computer hardware delivered in the early 1990s.
In Japan, we're providing a key nuclear power plant operator with a modern simulator designed to deliver more comprehensive chain to operators and engineers in the post-Fukushima environment. The new simulator will replace the customer's existing simulator and models. Both the UK and Japan projects will utilize our industry leading High-Fidelity JADE Simulation software. Our quarter-end backlogs stood at 69.3 million, up 45% compared to 47.9 million at the end of 2015, driven by our large international business wins as well as large domestic contracts for full scope simulators we won in March of 2016.
We continue to pursue a number of new business development initiatives to strengthen our backlog further. Globally, we continue to see the greatest activity in the United States followed by our international divisions focused on the UK as that country upgrades its fleet, China, Korea, as well as Japan as the country restarts their nuclear reactors. We are focused on growing our revenue in 2017 as we continue to operationally execute on our near-record backlog, drive organic sales and effectuate our corporate development strategy, which Chris will discuss a little later in the call.
Finally, we welcome Dr. Suresh Sundaram to our Board of Directors. Suresh is a very senior product and marketing executive at Exa Corporation, a publicly-traded simulation software company focused on product engineering solutions and he previously held a variety of leadership roles during a two decade career at Aspen Technology. Suresh was appointed to our Board in September 2016 and will provide us with invaluable insight, experience and relationships in the simulation technology and software industry.
I now would like to turn the call over to Chris Sorrells our COO, who will provide an update on a review of potential acquisition targets as well as some preliminary thoughts on our objectives for 2017. Chris, please go ahead.

Chris Sorrells
Thanks Kyle. Over the past 12 months we delivered on our stated goals and objectives. We stabilized GSE's business, enhanced our leadership team, created more efficient operations by implementing best practices and accountability, began the process of retooling our R&D effort, initiated the process of introducing our senior leadership team and strategy to Wall Street and developed a robust M&A pipeline. We're now squarely focused on driving organic and inorganic growth.
On the M&A front, we've assembled an expanding list of potential acquisition targets across the competitive landscape including software, training, consulting, technical engineering and staffing companies, most of which are focused on our core market, the power industry. Our internal list has risen from 110 potential deals last quarter to approximately 140 acquisition candidates of combined revenues approaching 1 billion. We are vetting this list carefully and have commenced exploratory discussions in those cases where the candidates meet our rigorous evaluation criteria. We are active in the process looking for the right business and cultural fit and an accretive valuation. This brings me to a few of our preliminary goals for the coming year, which we planned to finalize and update during our fourth quarter earnings call in March.
First, atop the list of our objectives for 2017, we aim to close at least one acquisition that complements our core business, enhancing the value we provide customers while meaningfully increasing our revenue and adjusted EBITDA in a way that creates measurable value for shareholders. We are not in a position to discuss related details on this call, but will provide additional color at the appropriate time.
Second, among our organic growth initiatives we are enhancing our R&D efforts and working towards the goal of introducing at least one new software products/product component in 2017; current potential projects include e-learning and enhanced technology enabled training platforms. In addition we are focused on IP protection, improving our delivery methods, and enhancing the usability/features of the software to enhance the client experience and ease of use.
Third, to drive this organic growth we have intelligently retooled our sales force into a very lean team, motivated by a solid commission plan. For areas of international interest where we do not have a presence we will add resellers who have a track record of success and who will be paid only if they are successful in sales. We recently entered into a reseller agreement with a proven entity in the Middle East and we'll look to this as a model to increase our reach globally.
Fourth, we are striving for continued adjusted EBITDA growth in 2017, while maintaining our customer centric service model and stringent quality control program.
And fifth, we will continue to promote the extraordinary benefits of carbon-free base load electricity, the essential role for nuclear power and the critical role we play. We will target the emerging business opportunities in Japan as they restart their nuclear fleet, provide creative solutions to help address NEI's nuclear promise initiative to reduce operating and maintenance cost by $3.50 a megawatt hour by 2020, and continue to advertise the value of our technology to the growing movement of small modular reactors.
The growing awareness and recognition of the importance of nuclear providing zero carbon-base load is demonstrated most recently by the State of New York's Clean Energy Standard. This standard values the emission free energy of New York's nuclear fleet and in doing so provides an emission free subsidy of $1.07 per kilowatt hour. This subsidy helps ensure the states existing nuclear plants remain economically viable and an era of low cost natural gas and levels the playing field with wind and solar subsidies. In addition, numerous other states are in the process of reviewing production subsidies for nuclear power as well as reregulating the power generation market, given the havoc renewable subsidies are playing on the wholesale power market. The New York State Clean Energy Standard provides a compelling template for other states that are seeking for the means to keep emissions low with carbon free nuclear energy.

Finally, we continue to look for ways to improve our operations and next year expect to automate and integrate our reporting functions for finance and professional services which should lead to improved productivity by our engineers and support staff thus improving our capacity to execute and turn our margins. We will provide more color on these and other objectives as 2017 begins.
With that, I'd like to turn it over to Emmett who will review the third quarter financial results.
Emmett Pepe
Thank you, Chris. I will begin with a review of backlog and new business. As Kyle mentioned we ended the quarter with near record backlog of 69.3 million, up 45% from backlog of 47.9 million at December 31 2015. Our backlog at the end of Q3 2016 includes 63.5 million of performance improvement solutions backlog and 5.8 million of nuclear industry training and consulting backlog. In Q3 2016, our performance improvement solutions bookings totaled 10.2 million compared to 3.8 million in Q3 2015, with orders across multiple sectors to multiple geographies. Our pipeline remains strong.
New performance improvement solution contracts in Q3 2016 included 7.4 million for simulator upgrades and services in the nuclear power market, 2.3 million for new full scope simulators and other projects in the fossil power market, 200,000 for various tutorials and simulators for customers in the oil and gas industry and 300,000 for miscellaneous engineering services and training projects. Nuclear industry training and consulting orders totaled 3.6 million in Q3 2016 compared to 1.5 million in Q3 2015.
Now, onto review of our financial results for the third quarter, total revenue for Q3 2016 was 14.4 million, compared to 14.8 million in Q3 2015. Performance improvements solutions revenue increased 5% to 10.2 million in Q3 2016 from 9.8 million in Q3 2015, continuing our positive growth in that area of our business. Gross profit in Q3 2016 was 3.7 million, or approximately 26% of revenue, up from 2.1 million or 14% of revenue in Q3 2015. While total revenue was down slightly, our improved gross profit was a result of GSE's strategic shift in sales focus to higher margin projects.
Net income for Q3 2016 was approximately 168,000 or $0.01 per basic and diluted share compared to a net loss of 3.8 million or $0.21 per basic and diluted share in Q3 2015. This improvement was driven by a higher gross margin as well as substantial decline in SG&A expenses. Q3 2016 SG&A expenses declined 20% to 3 million compared to 3.8 million in the prior year period. Excluding the impact of restructuring charges gain lost on derivative instruments, stock based compensation expense, consulting support for financial restructuring and write down of capitalized software development cost, non-GAAP adjusted EBITDA in Q3 2016 increased approximately to approximately 605,000 from 75,000 in Q3 2015. As Kyle mentioned, GSE's cash position at September 30, 2016 increased to 17.4 million from 14.6 million at December 31, 2015. Our improved cash position reflects strong year-to-date operating cash flow which grew a 197% on year-over-year basis to 3.9 million. This increase in liquidity and capital resources will allow GSE to pursue the organic and inorganic opportunities that Chris detailed earlier in the call.
Since I joined GSE in July, we've been implementing best practices and enhancements to the finance function. One of the initiatives that we've been working on is the new credit facility with more favorable terms to the Company. Given our strength in operations and improved financial performance, we are in a good position in the near-term to finalize a more flexible credit facility arrangement. At the end of my first quarter, we continue to operate with no long-term debt and working capital of 11.9 million.
I'll now turn the conversation back to Kyle.
Kyle Loudermilk
Thanks, Emmett. I'll now ask the operator to open the floor for questions.

Question-and-Answer Session
Operator
Thank you. At this time, we'll be conducting a question-and-answer session. If you would like to ask a question, please press star-one on your telephone key pad. A confirmation tone will indicate your line is in the question cue. You may press star-two if you would like to remove your question from the question cue. For the participants using speaker equipment, it may be necessary to pick up your headset before pressing the star key. One moment while we poll for questions.
Thank you, our first question comes from the line of Jay Gottlieb. Please proceed with your question.
Participant
With the forthcoming change in the administration, that will most likely be very favorable to coal, how will that affect you or indirectly affect you, or indirectly effect you, and the nuclear power industry? With the prices of coal theoretically coming down and being more usable?
Kyle Loudermilk
I think it's too early to have a definitive answer for that. I will say the Company is in a great position to move forward from here as we highlighted in our call. And whichever way the outcome of the election went, I really don't think how to bias one way or the other, one of the nominees versus the other. I just think we're just in really solid position to execute our thesis with our strong balance sheet and great capabilities and great people that we have. So, I wish I had a more definitive knowledgeable answer around that for at this point Jay, but I think it's just too early to tell.
Participant
Okay. Thank you.
Operator
Thank you. As a reminder, ladies and gentlemen hit star-one if you would like to ask a question. One moment while we poll for questions.
There are no further questions at this time. I'd like to turn the floor back to Kyle Loudermilk with closing comments.
Kyle Loudermilk
Well, with that I'd like to thank everybody for joining us on today's call. I hope we get the chance to meet and speak with many of you in the coming months. Thank you again for your time and your interest in GSE.
Operator
This concludes today's teleconference. You may disconnect your lines at this time. Thank you for your participation.